Exhibit 99 - Press release issued December 3, 2003

SEMCO ENERGY
28470 13 Mile Road,
Farmington Hills, MI 48334

NEWS RELEASE

FOR IMMEDIATE RELEASE

Analysts Contact: Thomas Connelly
Director of Investor Relations
Phone: 248-702-6240

Media Contact: Francis R. Lieder
Director of Corporate Communications
Phone: 810-987-2200 Ext. 4186
FAX: 810-989-4098
E-mail: francis.lieder@semcoenergy.com

SEMCO ENERGY ANNOUNCES RESIGNATION OF MARCUS JACKSON,

COMPANY’S CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

•    Eugene Dubay will serve as Interim President and CEO

•    Company remains committed to focusing on its core Gas Distribution Business, improving performance, and building shareholder value

FARMINGTON HILLS, MI., December 3, 2003 -- SEMCO ENERGY, Inc. (NYSE: SEN) today announced the resignation of the Company's Chairman, President and Chief Executive Officer, Marcus Jackson, effective immediately. Mr. Jackson also resigned from the Company’s Board of Directors. Mr. Jackson, who has headed the Company since June 2001, and who recently announced the Company's decision to seek a buyer for its Construction Services Business, will be succeeded on an interim basis by Eugene N. (Gene) Dubay as President and Chief Executive Officer, pending the appointment of a permanent successor. Mr. Dubay, who is currently a Vice President of the Company and Senior Vice President and Chief Operating Officer of SEMCO ENERGY GAS COMPANY, will report to the Board through its Lead Director, John Hinton, who will serve as non-executive Chairman. John Schneider, Senior Vice President, Treasurer and Chief Financial Officer, will assume responsibility for a broad range of administrative functions. The Board has begun a search for a permanent successor to Mr. Jackson.

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Mr. Jackson said: "Like the recently announced decision to sell the Construction Services business, my decision to resign reflects my personal commitment, and the Board's determination, to do what is best for the Company and its shareholders. I agreed to join SEMCO's management team in mid-2001, at a point in time when the Company was already dealing with significant strategic, operational and financial issues. We have made some progress in addressing those issues over the past two years, but not nearly as much progress as the Board and I had anticipated. Accordingly, with a clear strategic path and focus on the core gas distribution business that positions the Company for long-term strength and success, the time has come for SEMCO to move forward under new leadership."

Principal actions under Mr. Jackson's leadership at SEMCO ENERGY include: the pending sale of Alaska Pipeline Company (APC) to Atlas Pipeline Partners, L.P., for $95 million; the successful closing of $155 million of syndicated credit facilities; and the successful completion of rate cases in both Alaska and Michigan.

Mr. Dubay said: "I have accepted these new responsibilities because I am committed to SEMCO ENERGY, believe that we are on the right strategic path, and am personally committed to doing whatever I can to help the Company achieve its strategic, operational and financial objectives. I look forward to working with my colleagues on the management team and throughout our organization as we drive to enhance the value of SEMCO for our customers, business partners and, in turn, our shareholders."

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Before joining SEMCO ENERGY in October 2002, Mr. Dubay was President of the Kansas Gas Services Company, a division of ONEOK, Inc. of Tulsa, OK. From 1981 until 1996, Mr. Dubay held a series of management positions with the Southern Union Company. From 1994 until 1996, he was Executive Vice President and Chief Operating Officer of Missouri Gas Energy, a division of Southern Union Company. Mr. Dubay is a Certified Public Accountant. He received his MBA in Accounting from Texas A & M University in 1977 after earning his Bachelors degree from the U.S. Naval Academy in 1971.

Mr. Schneider joined SEMCO ENERGY in 1998 as Senior Vice President and Chief Operating Officer of SEMCO ENERGY VENTURES, the Company’s non-regulated subsidiary. He was named Senior Vice President of Corporate Development for SEMCO ENERGY, Inc. in 1999, Executive Vice President and Chief Operating Officer of SEMCO ENERGY GAS COMPANY in 2000, and Senior Vice President and Chief Financial Officer in 2002. Mr. Schneider holds a Master’s degree in Business Administration with a major in Finance and a Bachelor’s degree in Mathematics from Michigan State University.

SEMCO ENERGY, Inc. is a diversified energy and infrastructure company that distributes natural gas to approximately 385,000 customers in Michigan and Alaska. It also owns and operates businesses involved in natural gas pipeline construction services, propane distribution and intrastate pipelines and natural gas storage in various regions of the United States. In addition, it provides information technology and outsourcing services, specializing in the mid-range computer market.

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The following is a "Safe-Harbor" statement under the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements that involve risks and uncertainties. Statements that are not historic facts, including statements about the Company's outlook, beliefs, plans, goals and expectations, are forward-looking statements. Factors that may impact forward-looking statement include, but are not limited to, the effects of weather, the economic climate, competition, commodity prices, changing conditions in the capital markets, regulatory approval processes, success in obtaining new business, the Company’s ability to implement its strategic, operational and financial initiatives, management performance and other risks detailed from time to time in the company's Securities and Exchange Commission filings.

Web site: http://www.semcoenergy.com

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